Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated November 16, 2020, relating to the balance sheet of Trepont Acquisition Corp I as of September 30, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 25, 2020 (inception) through September 30, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 19, 2020